Exhibit 5.1

April 6, 2011

Standard Pacific Corp.

26 Technology Drive

Irvine, California 92618

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Standard Pacific Corp., a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to up to an aggregate of $650,000,000 of (i) one or more series of the Company’s debt securities (the “Debt Securities”), which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, and which may include guarantees of the Debt Securities (the “Guarantees”) by certain of the direct and indirect subsidiaries of the Company (the “Guarantors”); (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (iii) stock purchase rights attached to shares of Common Stock (the “Stock Purchase Rights”); (iv) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (v) depositary shares of the Company, each representing a fraction of a share of either Common Stock or Preferred Stock (the “Depositary Shares”); (vi) warrants to purchase Debt Securities, Preferred Stock, Common Stock, Depositary Shares or units of two or more of such securities (the “Warrants”); (vii) rights to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities offered to the Company’s security holders (the “Rights”); (viii) stock purchase contracts to purchase shares of Common Stock, Preferred Stock or Depositary Shares (the “Stock Purchase Contracts”); (ix) stock purchase units consisting of Stock Purchase Contracts and Debt Securities, Preferred Stock, Depositary Shares or other securities of third parties (the “Stock Purchase Units”); and (x) units of the securities described above (the “Units” and, collectively with the Debt Securities, Guarantees, Common Stock, Stock Purchase Rights, Preferred Stock, Depositary Shares, Warrants, Rights, Stock Purchase Contracts and Stock Purchase Units, the “Securities”), in each case to be issued and sold from time to time by the Company under the Registration Statement pursuant to Rule 415 promulgated under the Securities Act. The Guarantors incorporated or formed pursuant to the laws of the State of Florida are collectively referred to herein as the “Florida Guarantors.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Standard Pacific Corp.

April 6, 2011

In our capacity as such counsel, we have reviewed and are familiar with the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company or the Guarantors, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons other than the Company and the Guarantors signing such documents to execute, deliver and perform under such documents, and the valid authorization, execution and delivery of such documents by such other persons. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company, the Guarantors and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein and subject to completion of the corporate or other entity action proposed to be taken by the Company and the Guarantors based on the type of Security to be issued, including without limitation (i) the due authorization of the issuance and reservation for issuance of the Common Stock and Preferred Stock (including the due authorization of the issuance and reservation for issuance of any shares of Common Stock and Preferred Stock pursuant to any Deposit Agreement (as defined below) or for issuance upon conversion, exercise or exchange of any other Securities), (ii) in connection with the Preferred Stock, the due authorization, approval and filing of the certificate of designations with respect thereto (the “Certificate of Designations”), (iii) in connection with the Depositary Shares, the due authorization, approval and filing of the Certificate of Designations with respect thereto, (iv) the due authorization, execution and delivery of the Indenture(s), or supplemental indentures or authorizing resolutions pursuant to which the Debt Securities and Guarantees will be issued (the “Indenture”), (v) the due establishment of the specific terms of the Debt Securities and Guarantees to be issued under the Indenture in accordance with the terms thereof, (v) the due authorization, execution and delivery of the Deposit Agreement(s) relating to the Depositary Shares (the “Deposit Agreement”), (vi) the due authorization, execution and delivery of the Warrant Agreement(s) relating to the Warrants (the “Warrant Agreement”), (vii) the due authorization, execution and delivery of the Rights Agent Agreement(s) relating to

Standard Pacific Corp.

April 6, 2011

the Rights (the “Rights Agent Agreement”), (viii) the due authorization, execution and delivery of the Stock Purchase Contract Agreement relating to the Stock Purchase Contract(s) (the “Purchase Contract Agreement”), and (ix) the due authorization, execution and delivery of the Unit Agreement(s) relating to the Stock Purchase Units or Units (the “Unit Agreement”), as the case may be, each in materially the form filed or to be filed as an exhibit to the Registration Statement, by amendment, by incorporation by reference or by Current Reports on Form 8-K), we are of the opinion that:

1. With respect to the Debt Securities and related Guarantees, when the Debt Securities and related Guarantees, in substantially the form contained in the Indenture, shall have been authorized, executed, authenticated and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, the Debt Securities will be valid and binding obligations of the Company and the Guarantees will be valid and binding obligations of the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms.

2. With respect to the Common Stock to be offered by the Company, when the shares of Common Stock have been issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, such Common Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Stock Purchase Rights, when the Stock Purchase Rights have been issued in accordance with that certain Amended and Restated Rights Agreement, dated as of July 24, 2003, by and between the Company and Mellon Investor Services LLC, as rights agent (the “Rights Agent”), as amended by that certain Amendment No. 1 to Amended and Restated Rights Agreement, by and between the Company and the Rights Agent (as amended, the “Stock Purchase Rights Agreement”), the Stock Purchase Rights will be validly issued.

4. With respect to the Preferred Stock, when the shares of Preferred Stock have been issued and delivered in accordance with the Certificate of Designations with respect thereto and applicable definitive purchase, underwriting or similar agreement against the receipt of the requisite consideration set forth therein, the Preferred Stock will be validly issued, fully paid and non-assessable.

5. With respect to the Depositary Shares, when the Depositary Shares have been issued and delivered in accordance with the terms authorized by the Board of Directors of the Company, and the applicable Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, the Depositary Shares will be validly issued, fully paid and non-assessable.

6. With respect to the Warrants, when the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, delivered and authenticated in accordance with the terms authorized by the Board of Directors of the Company, and the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, the Warrants shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Standard Pacific Corp.

April 6, 2011

7. With respect to the Rights, when the Rights or certificates representing the Rights have been duly executed, countersigned, registered, delivered and authenticated in accordance with the terms authorized by the Board of Directors of the Company, and the applicable Rights Agent Agreement and the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, the Rights shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. With respect to the Stock Purchase Contracts, when the terms of the Stock Purchase Contracts have been established in accordance with the terms of the Purchase Contract Agreement, and the Stock Purchase Contracts have been duly executed, countersigned, registered, delivered and authenticated in accordance with the terms authorized by the Board of Directors of the Company, the applicable Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, the Stock Purchase Contracts shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9. With respect to the Stock Purchase Units and Units, when the terms of the Stock Purchase Units or Units have been established in accordance with the terms of the Unit Agreement, and the Stock Purchase Units or Units have been duly executed, countersigned, registered, delivered and authenticated in accordance with the terms authorized by the Board of Directors of the Company, the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement, against the receipt of the requisite consideration set forth therein, the Stock Purchase Units and Units shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

A. We have assumed that, at or prior to the time of the delivery of any Security:

i. the Board of Directors of the Company and the authorized governing bodies of the Guarantors, as applicable, shall have duly established the terms of such Security, and the Board of Directors of the Company and the authorized governing bodies of the Guarantors, as applicable, and if necessary the stockholders of the Company and the equity holders of the Guarantors, as applicable, shall have duly authorized and taken any other necessary corporate or other entity action to approve the issuance and sale of such Security in conformity with the Certificate of Incorporation and bylaws of the Company and the constituent

Standard Pacific Corp.

April 6, 2011

instruments of the Guarantors, as applicable, each as amended through such time, and such authorizations shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

ii. the Registration Statement, and any amendments thereto (including post-effective amendments) shall have been filed under the Securities Act and the effectiveness thereof upon such filing shall not have been terminated or rescinded;

iii. a preliminary prospectus supplement, a final prospectus supplement and one or more free writing prospectuses (collectively, the “Offering Documents”) shall be prepared and duly filed with the Commission describing the Securities offered thereby;

iv. the terms of the Securities shall not violate any applicable law, any debt securities of the Company or any of the Guarantors or result in a default or breach of any agreement binding upon the Company or any of the Guarantors, and comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Company or any of the Guarantors;

v. all Securities shall be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Offering Documents and there shall not have occurred any change in law affecting the validity or enforceability of such Securities;

vi. with respect to Debt Securities and Guarantees, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed) and, if the Debt Securities or Guarantees are secured by collateral, the provisions of such collateral arrangements comply with the TIA;

vii. upon issuance of the Common Stock, Preferred Stock or Depositary Shares, including upon exercise, exchange or conversion of any Security exercisable or exchangeable for or convertible into Common Stock, Preferred Stock or Depositary Shares, the total number of shares of Common Stock or Preferred Stock issued and outstanding shall not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue; and

viii. in the case of an Indenture, Certificate of Designations, Deposit Agreement, Warrant Agreement, Rights Agent Agreement, Purchase Contract Agreement, Unit Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the opinions rendered herein.

B. With respect to our opinion set forth above in paragraph 3, our opinion is limited to the corporate authorization and valid issuance of the Stock Purchase Rights under the corporation laws of the State of Delaware. We do not express any opinion herein with respect to the effect fiduciary considerations relating to the authorization, execution, delivery or administration of the Stock Purchase Rights Agreement or the issuance of the Stock Purchase Rights. In rendering this opinion, we have assumed that the Board of Directors of the Company will act in accordance with its fiduciary duties with respect to the authorization, execution, delivery and administration of the Stock Purchase Rights Agreement and the issuance of the Stock Purchase Rights. It should be understood that the opinion above concerning the Stock Purchase Rights does not address the determination a court of competent jurisdiction may make regarding whether the Board of Directors of the Company would be required to redeem or terminate, or take other action with respect to, the Stock Purchase Rights at some future time based on the facts and circumstances existing at that time and that our opinion above addresses the Stock Purchase Rights and the Stock Purchase Rights Agreement in their entirety and not any particular provision of the Stock Purchase Rights or the Stock Purchase Rights Agreement and that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating in their entirety such rights.

Standard Pacific Corp.

April 6, 2011

C. Our opinions set forth above in paragraphs 1, 6, 7, 8 and 9 are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers), and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law. With respect to such opinions, we express no opinion regarding the effectiveness of (x) any waiver of stay, extension or usury laws or of unknown future rights; (y) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws; or (z) provisions purporting to grant a power of attorney.

D. Subject to the specific limitation set forth above in paragraph B with respect to our opinion relating to the Stock Purchase Rights, this opinion is limited to (i) the current laws of the States of Arizona and California; (ii) with respect to the opinions set forth in paragraph 1 only, the current laws of the State of New York; (iii) the current federal laws of the United States; (iv) to the limited extent set forth herein, the current laws of the State of Delaware; and (v) the current judicial interpretations thereof and to the facts as they exist on the date hereof. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, each as currently in effect, and have made such inquiries as we considered necessary to render our opinion. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (y) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable Offering Documents) and (z) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SNELL & WILMER L.L.P.